EXHIBIT 99.1

2350 N. Sam Houston Parkway East Suite 300 Houston, Texas 77032 (281) 618-4700 Fax: (281) 618-4820

NEWS RELEASE

SOUTHWESTERN ENERGY ANNOUNCES FOURTH QUARTER AND
YEAR-END 2002 FINANCIAL AND OPERATING RESULTS

        Houston, Texas - February 17, 2003...Southwestern Energy Company (NYSE: SWN) today announced net income for the year ended December 31, 2002 of $14.3 million, or $0.55 per diluted share, compared to $35.3 million or $1.38 per diluted share in 2001. Operating income was $46.5 million and EBITDA(1) was $99.8 million in 2002 compared to $82.7 million and $134.6 million, respectively, in 2001. Our financial results declined in 2002 primarily due to lower realized gas and oil prices and slightly increased operating expenses.

        For the fourth quarter of 2002, Southwestern reported net income of $4.6 million, or $0.17 per diluted share. This compares to net income of $7.4 million, or $0.29 per diluted share, for the same period in 2001. Operating income and EBITDA(1) were $12.8 million and $25.8 million during the fourth quarter of 2002, compared to $17.8 million and $31.8 million in the fourth quarter of 2001. Lower realized gas prices and a decline in production in the Company's E&P segment combined with increased expenses in the utility segment led to the declines. For the fourth quarter of 2002, our revenues decreased by $5.2 million due to our natural gas and crude oil commodity price hedges, including a $1.2 million reduction related to the ineffectiveness of the Company's hedge position at December 31, 2002 recorded pursuant to FAS No. 133. This compares to a revenue increase of $10.5 million from the Company's commodity price hedges in the prior year period.

        "Despite the drop in our earnings due to lower realized oil and gas prices, we had very solid operating results from our E&P segment during 2002," stated Harold M. Korell, President and Chief Executive Officer of Southwestern Energy. "We were able to replace 209% of our 2002 production at a finding cost of $1.02 per Mcfe. Our production for 2002 increased slightly over 2001 levels, despite the production declines we experienced in South Louisiana and the loss of production due to the sale of our Mid-Continent properties in the fourth quarter. Additionally, in November 2002, we set the stage for improved operating results for our utility segment by filing for an $11.0 million rate increase request with the Arkansas Public Service Commission. We expect that any increase granted would become effective in September 2003."

Solid Reserve Replacement at Excellent Finding Costs Highlight E&P Efforts

        As previously reported, the Company replaced 209% of production in 2002 by adding an estimated 83.7 Bcf equivalent (Bcfe) of proved oil and gas reserves at a finding and development cost of $1.02 per Mcfe, excluding reserve revisions. The Company's finding cost, including the effect of net upward reserve revisions due to higher year-end commodity prices, was $0.99 per Mcfe in 2002. For the period ending December 31, 2002, our three-year average reserve replacement ratio was 210% and our three-year average finding and development cost was $1.04 per Mcfe, excluding reserve revisions. Including reserve revisions, these three-year averages were 193% and $1.13 per Mcfe, respectively.

        The Company's proved oil and gas reserves were 415.3 Bcfe at December 31, 2002, as compared to 402.0 Bcfe at the end of 2001. Natural gas comprised 90% of the Company's proved reserves at the end of 2002, and 77% of the Company's reserves were classified as proved, developed.

        Using posted commodity prices in effect at year-end 2002 of $4.74 per Mcf of gas and $31.20 per barrel of oil and adjusted for market differentials, Southwestern's standardized measure of discounted future cash flows relating to proved oil and gas reserves was $501.6 million at December 31, 2002, compared to $308.2 million at the end of 2001. The posted prices in effect at year-end 2001 were $2.65 per Mcf of gas and $19.84 per barrel of oil. The pre-tax discounted value of the Company's oil and gas reserves was $694.1 million at year-end 2002 compared to $394.5 million at the end of 2001.

        Gas and oil production for the three months ended December 31, 2002 was 9.5 Bcfe, compared to 10.0 Bcfe in the third quarter of 2002 and 10.5 Bcfe for the fourth quarter of 2001. The decline from the third quarter relates to the sale of the Company's non-strategic Mid-Continent properties in the fourth quarter of 2002. After adjusting for the sale, production for the fourth quarter would have been equal to the third quarter of 2002. For the year ended December 31, 2002, Southwestern reported production of 40.1 Bcfe, up from 39.8 Bcfe in 2001.

        During the fourth quarter of 2002, our commodity hedges reduced our average realized gas price by $0.52 per Mcf, to $3.33 per Mcf. During the fourth quarter of 2001, the Company's favorable commodity hedge position had the effect of increasing our average realized gas price by

$1.09 per Mcf, to $3.50 per Mcf. For the full-year 2002, Southwestern's average gas price was $3.00 per Mcf compared to $3.85 per Mcf in 2001. Our commodity hedging activities lowered our average gas price $0.11 per Mcf in 2002 and $0.31 per Mcf in 2001. Our average oil price was $21.02 per barrel in 2002, compared to $23.55 per barrel in 2001, including the effects of hedges. Our hedging activities lowered our average oil price $2.92 per barrel in 2002 and $0.03 per barrel in 2001.

        We invested a total of $85.2 million in our E&P program and participated in drilling 65 wells during 2002. Of these drilled wells, 45 were successful, 16 were dry and four wells were still in progress at year-end. Our investments were divided between our core areas of operations with $18.2 million invested in the Arkoma Basin, $33.6 million in East Texas, $5.4 million in the Permian Basin and Mid-Continent areas, and $28.0 million in the Gulf Coast. In the Arkoma Basin, the Company participated in 25 wells and 41 workovers which added 18.3 Bcf at a finding and development cost of $0.99 per Mcf. In East Texas, the Company drilled a total of 15 wells at the Overton Field and three wells at South Overton and all 18 wells were successful. The Company added reserves totaling 56.4 Bcfe in this area during 2002 at a finding and development cost of $0.60 per Mcfe.

        In the Gulf Coast region, Southwestern participated in nine wells, of which three were successful. The Company was also active during 2002 in acquiring seismic data to facilitate future exploration in South Louisiana. Southwestern completed its 135-square mile Duck Lake 3-D seismic project located in St. Martin and St. Mary Parishes and is currently interpreting that data for prospects to be drilled later in 2003 and beyond. Southwestern is the operator of this project, holding a 50% working interest.

Utility Operating Income Declines Due to Increased Costs

        Operating income for Southwestern's utility systems was $2.9 million for the three months ended December 31, 2002, down from $4.1 million for the same period in 2001. Operating income for the utility systems was $7.6 million for the year ended December 31, 2002, compared to $10.3 million in 2001. The declines in the utility's operating income were primarily the result of higher insurance and pension expenses incurred during 2002. Weather during calendar 2002 was 2% warmer than normal and 8% colder than the prior year. The utility filed an $11.0 million rate increase request with the Arkansas Public Service Commission in November 2002 and expects that any increase granted would be effective in September 2003.

        Our gas marketing operations added $2.7 million in operating income in both 2002 and 2001. The Company's current marketing and transportation operations relate primarily to the marketing of our own gas production and some third-party gas that is sold primarily to industrial customers connected to our gas distribution systems. During 2002, the Company marketed 45.5 Bcf, down from 49.6 Bcf in 2001.

  EBITDA is defined as net income plus interest, income tax expense, depreciation, depletion and amortization. Southwestern has included information concerning EBITDA because it is used by certain investors as a measure of the ability of a company to service or incur indebtedness and because it is a financial measure commonly used in the energy industry. EBITDA should not be considered in isolation or as a substitute for net income, net cash provided by operating activities or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of the Company's profitability or liquidity. EBITDA as defined above may not be comparable to similarly titled measures of other companies. The Company believes that operating income is the financial measure calculated and presented in accordance with generally accepted accounting principles that is most directly comparable to EBITDA as defined. The table below reconciles EBITDA with operating income as derived from the Company's financial information.

	4th Quarter		Fiscal Year
	2002	2001	2002	2001
Operating income	$ 12,772	$ 17,792	$ 46,505	$ 82,669
Depreciation, depletion and amortization	13,273	14,901	55,352	53,641
Other income (expense)	32	(637)	(566)	(799)
Minority interest	(326)	(285)	(1,454)	(930)
EBITDA	$ 25,751	$ 31,771	$ 99,837	$ 134,581

        Southwestern's management will host a teleconference call on Tuesday, February 18, at 10:00 a.m. EST to discuss the Company's fourth quarter and year-end 2002 results. The toll-free number to call is 800-289-0572 and the reservation number is 462898. The teleconference can also be heard "live" over the Internet at the Company's website: http://www.swn.com. RealPlayer 8 Basic is required to listen to the teleconference and can be downloaded from the website.

        Southwestern Energy Company is an integrated natural gas company whose wholly-owned subsidiaries are engaged in oil and gas exploration and production, natural gas gathering, transmission, and marketing, and natural gas distribution. Additional information on the Company can be found on the Internet at http://www.swn.com.

Contacts:	Greg D. Kerley Executive Vice President and Chief Financial Officer (281) 618-4803	Brad D. Sylvester, CFA Manager, Investor Relations (281) 618-4897

        All statements, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the Company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include, but are not limited to, the timing and extent of changes in commodity prices for gas and oil, the timing and extent of the Company's success in discovering, developing, producing, and estimating reserves, property acquisition or divestiture activities that may occur, the effects of weather and regulation on the Company's gas distribution segment, increased competition, legal and economic factors, governmental regulation, the financial impact of accounting regulations and critical accounting policies, changing market conditions, the comparative cost of alternative fuels, conditions in capital markets and changes in interest rates, availability of oil field services, drilling rigs, and other equipment, as well as various other factors beyond the Company's control, and any other factors listed in the reports the Company has filed with the Securities and Exchange Commission. A discussion of these and other factors affecting the Company's performance is included in the Company's periodic reports filed with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2002 that will be filed on February 18, 2003.

Financial Summary Follows

# # #

OPERATING STATISTICS				Page 1 of 5
Southwestern Energy Company and Subsidiaries

	Three Months
	(unaudited)		Twelve Months
Periods Ended December 31	2002	2001	2002	2001
Exploration & Production
Production
Affiliated gas sales (MMcf)	1,515	1,419	5,390	5,075
Unaffiliated gas sales (MMcf)	7,127	7,960	30,582	30,402
Total gas production (MMcf)	8,642	9,379	35,972	35,477

Oil Production (MBbls)	139	184	682	719

Total equivalent production (MMcfe)	9,476	10,483	40,064	39,791
Commodity Prices
Average realized gas price per Mcf	$3.33	$3.50	$3.00	$3.85
Average realized oil price per Bbl	$21.61	$20.28	$21.02	$23.55
Operating Expenses per Mcfe
Lease operating expenses	$0.50	$0.45	$0.45	$0.45
Taxes, other than income taxes	$0.25	$0.12	$0.19	$0.17
General and administrative expenses	$0.49	$0.39	$0.32	$0.34
Full cost pool amortization	$1.17	$1.20	$1.16	$1.14

Marketing
Gas volumes marketed (MMcf)	9,329	12,726	45,550	49,603

Gas Distribution
Deliveries (Bcf)
Sales volumes	5.6	5.0	16.7	17.0
End-use transportation	2.3	1.9	8.4	7.0
Off-system transportation	0.2	0.5	2.2	3.1
Total deliveries	8.1	7.4	27.3	27.1
Average number of customers	134,807	134,446	136,747	134,041
Average sales rate per Mcf	$8.39	$6.13	$6.49	$8.26
Heating weather - degree days	1,659	1,276	3,950	3,654
- percent of normal	109%	84%	98%	91%

STATEMENTS OF OPERATIONS				Page 2 of 5
Southwestern Energy Company and Subsidiaries

	Three Months
	(unaudited)		Twelve Months
Periods Ended December 31	2002	2001	2002	2001
	($ in thousands, except per share amount)
Operating Revenues
Gas Sales	$ 57,860	$ 59,419	$ 198,108	$ 248,952
Gas Marketing	9,761	7,735	41,709	71,839
Oil Sales	3,013	3,740	14,340	16,932
Gas transportation and other	2,115	1,485	7,345	7,204
	72,749	72,379	261,502	344,927
Operating Costs and Expenses
Gas purchases - utility	16,618	13,544	48,388	68,161
Gas purchases - marketing	8,513	6,912	37,927	68,010
Operating expenses	9,862	9,920	38,154	39,035
General and administrative expenses	9,095	7,617	26,446	25,073
Depreciation, depletion and amortization	12,931	14,744	53,992	52,899
Taxes, other than income taxes	2,958	1,850	10,090	9,080
	59,977	54,587	214,997	262,258
Operating Income	12,772	17,792	46,505	82,669
Interest Expense
Interest on long-term debt	5,455	5,362	21,664	23,920
Other interest charges	340	365	1,285	1,374
Interest capitalized	(468)	(360)	(1,483)	(1,595)
	5,327	5,367	21,466	23,699
Other Income (Expenses)	32	(637)	(566)	(799)
Income Before Income Taxes & Minority Interest	7,477	11,788	24,473	58,171
Minority Interest in Partnership	(326)	(285)	(1,454)	(930)
Income Before Income Taxes	7,151	11,503	23,019	57,241
Provision for Income Taxes
Current	-	-	-	-
Deferred	2,599	4,079	8,708	21,917
	2,599	4,079	8,708	21,917
Net Income	$ 4,552	$ 7,424	$ 14,311	$ 35,324

Earnings Per Share:
Basic	$0.18	$0.29	$0.57	$1.40
Diluted	$0.17	$0.29	$0.55	$1.38
Weighted Average Common Shares Outstanding:
Basic	25,326,358	25,224,894	25,226,580	25,198,105
Diluted	26,117,878	25,629,385	26,052,238	25,601,110

BALANCE SHEETS			Page 3 of 5
Southwestern Energy Company and Subsidiaries

December 31	2002		2001
	($ in thousands)
ASSETS

Current Assets	$ 76,138	(1)	$ 93,204	(1)
Investments	15,287		15,538
Property, Plant and Equipment, at cost	1,291,559		1,225,620
Less: Accumulated depreciation, depletion and amortization	659,398		605,790
	632,161		619,830
Other Assets	16,576		14,551	(1)
	$ 740,162		$ 743,123

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities	$ 74,557	(2)	$ 71,468	(2)
Long-Term Debt	342,400		350,000
Deferred Income Taxes	116,591		122,381
Other Liabilities	16,671	(2)	3,187	(2)
Commitments and Contingencies
Minority Interest in Partnership	12,455		13,001
Shareholders' Equity
Common stock, $.10 par value; authorized 75,000,000 shares,
issued 27,738,084 shares	2,774		2,774
Additional paid-in capital	19,130		19,764
Retained earnings	197,988		183,677
Accumulated other comprehensive income (loss)	(17,358)	(3)	5,763	(3)
	202,534		211,978
Less: Common stock in treasury, at cost, 1,793,456 shares in 2002
and 2,261,766 shares in 2001	19,981		25,196
Unamortized cost of restricted shares issued under stock incentive
plans, 498,123 shares in 2002 and 416,537 shares in 2001	5,065		3,696
	177,488		183,086
	$ 740,162		$ 743,123

(1) Currents assets include $3.1 million in 2002 and$15.2 million in 2001, and other assets include $1.0 million in 2001, related to the Company's hedging activities. These amounts were recorded under the provisions of SFAS No. 133.
(2) Current liabilities include $23.5 million in 2002 and $7.0 million in 2001, and other liabilities include $3.6 million in 2002 and $.1 million in 2001 related to the Company's hedging activities. These amounts were recorded under the provisions of SFAS No. 133.
(3) Accumulated other comprehensive income (loss) includes a loss of $14.0 million in 2002 and income of $5.8 million in 2001 for the Company's net of tax position of its cash flow commodity price and interest rate hedges required to be recorded under the provisions of SFAS No. 133. A loss of $3.4 million was also recorded in 2002 related to the Company's pension plan.

STATEMENTS OF CASH FLOWS		Page 4 of 5
Southwestern Energy Company and Subsidiaries

	Twelve Months
Periods Ended December 31	2002	2001
	($ in thousands)
Cash Flows From Operating Activities
Net Income	$ 14,311	$ 35,324
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	56,399	54,505
Deferred income taxes	8,708	21,917
Ineffectiveness of cash flow hedges	1,121	-
Equity in loss of NOARK partnership	251	1,484
Minority interest in partnership	(1,015)	(533)
Change in assets and liabilities	(2,201)	31,886
Net cash provided by operating activities	77,574	144,583

Cash Flows From Investing Activities
Capital expenditures	(92,062)	(106,060)
Sale of natural gas and oil properties	26,415	-
Investment in NOARK partnership	-	(1,449)
Increase in gas stored underground	(349)	(4,179)
Other items	1,527	826
Net cash used in investing activities	(64,469)	(110,862)

Cash Flow From Financing Activities
Payments on revolving long-term debt	(204,100)	(248,500)
Borrowings under revolving long-term debt	196,500	202,500
Change in bank drafts outstanding	(9,880)	-
Proceeds from exercise of common stock options	1,955	-
Contributions from minority interest owner in partnership	469	13,534
Net cash used in financing activities	(15,056)	(32,466)

Increase (decrease) in cash	(1,951)	1,255
Cash at beginning of year	3,641	2,386
Cash at end of year	$ 1,690	$ 3,641

SEGMENT INFORMATION				Page 5 of 5
Southwestern Energy Company and Subsidiaries

	Exploration		Marketing,
	and	Gas	Transportation
	Production	Distribution	and Other	Eliminations	Total
		($ in thousands)
Quarter Ending December 31, 2002 (unaudited)

Revenues	$ 32,046	$ 37,447	$ 32,906	$ (29,650)	$ 72,749
Gas purchases	-	23,078	31,547	(29,494)	25,131
Operating expenses	4,757	5,142	-	(37)	9,862
General and administrative expenses	4,644	4,269	358	(176)	9,095
Depreciation, depletion and amortization	11,301	1,555	75	-	12,931
Taxes, other than income taxes	2,394	542	22	-	2,958
Operating Income	$ 8,950	$ 2,861	$ 904	$ 57	$ 12,772

Capital Investments	$ 21,807	$ 1,906	$ 520	$ -	$ 24,233

Quarter Ending December 31, 2001 (unaudited)

Revenues	$ 36,419	$ 32,239	$ 28,297	$ (24,576)	$ 72,379
Gas purchases	-	17,522	27,362	(24,428)	20,456
Operating expenses	4,763	5,188	-	(31)	9,920
General and administrative expenses	4,132	3,327	329	(171)	7,617
Depreciation, depletion and amortization	13,101	1,559	84	-	14,744
Taxes, other than income taxes	1,256	571	23	-	1,850
Operating Income	$ 13,167	$ 4,072	$ 499	$ 54	$ 17,792

Capital Investments	$ 25,461	$ 2,034	$ 1,422	$ -	$ 28,917

Twelve Months Ending December 31, 2002

Revenues	$ 122,207	$ 115,850	$ 131,514	$(108,069)	$ 261,502
Gas purchases	-	66,486	127,285	(107,456)	86,315
Operating expenses	17,944	20,349	-	(139)	38,154
General and administrative expenses	12,806	13,008	1,163	(531)	26,446
Depreciation, depletion and amortization	47,680	6,115	197	-	53,992
Taxes, other than income taxes	7,729	2,329	32	-	10,090
Operating Income	$ 36,048	$ 7,563	$ 2,837	$ 57	$ 46,505

Capital Investments	$ 85,201 (1)	$ 6,115	$ 746	$ -	$ 92,062

Twelve Months Ending December 31, 2001

Revenues	$ 153,937	$ 147,282	$ 190,773	$(147,065)	$ 344,927
Gas purchases	-	96,058	186,496	(146,383)	136,171
Operating expenses	17,790	21,445	-	(200)	39,035
General and administrative expenses	13,607	10,941	1,061	(536)	25,073
Depreciation, depletion and amortization	46,530	6,163	206	-	52,899
Taxes, other than income taxes	6,670	2,329	81	-	9,080
Operating Income	$ 69,340	$ 10,346	$ 2,929	$ 54	$ 82,669

Capital Investments	$ 98,964 (1)	$ 5,347	$ 1,749	$ -	$ 106,060

(1) Includes $.5 million in 2002 and $13.5 million in 2001 of expenditures funded by minority interest owner in partnership.